Exhibit 10(c)

                   TECHNICAL CONSULTING AND SERVICES AGREEMENT

     This Exclusive Technical Consulting and Services Agreement (the "Agreement") is entered into as of 14 October, 2005 between the following two
Parties:

          PARTY  A:
          Navitone  Technologies  China,  Inc
          Liantong  Building,  6  floor.
          696  Songtao  Road,
          Shanghai  201203,  China

          PARTY  B
          Beijing  Sanjinyutong  Telecommunication  Equipment  CO.,  LTD
          Jiahao  International  Center,  Building  A,  Room  511,
          116  Zizhuyuan  Roand
          Beijing,  China

     WHEREAS, Party A, a wholly foreign-owned enterprise registered in People's Republic of China (the "PRC") under the laws of PRC, which owns resources to provide the technical consulting and services.

     WHEREAS, Party B, a wholly domestic invested company registered in PRC, is licensed by China Ministry of Information Industry to carry on the business of the information provision service and value added wireless telecommunication services.

     WHEREAS, Party A shall be the provider of technical consulting and related services to Party B, and Party B hereby agrees to accept such technical consulting and services as follows;

     1.  TECHNICAL  CONSULTING  AND  SERVICES

          1.1 During the term of this Agreement, Party A agrees to, as the exclusive technical consulting and services provider of Party B, provide the exclusive technical consulting and services to Party B (the content is specified in Appendix 1).

          1.2 Party B hereby agrees to accept such exclusive technical consulting and services. Party B further agrees that, during the term of this agreement, it shall not utilize any third party to provide such technical consulting and services for such above mentioned business without the prior written consent of Party A.

          1.3 Party A shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyrights, patent, know-how and otherwise, whether developed by Party A or Party B based on Party A's intellectual property.




     2. CALCULATION AND PAYMENT OF THE FEE FOR TECHNICAL CONSULTING AND SERVICES (THE "FEE")

     The parties agree that the Fee under this Agreement shall be determined according to the Appendix 2.

     3.  REPRESENTATIONS  AND  WARRANTIES.

     3.1  Party  A  hereby  represents  and  warrants  as  follows:

          3.1.1 Party A is a company duly registered and validly existing under the laws of the PRC:

          3.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable
and  effective  laws  or   contracts;

          3.1.3  the  Agreement  will  constitute  a  legal,  valid  and binding
agreement  of Party A enforceable against it in accordance with   its terms upon
its  execution.

          3.1.4 Party A will be responsible for all cost and penalty incurred from the services and consultant listed in APPENDIX 1.

          3.1.5 Party A shall assume the obligation to indemnify Party B for any claims or liabilities arising from the subject matter of this Agreement.

     3.2  Party  B  hereby  represents  and  warrants  as  follows:

          3.2.1 Party B is a company duly registered and validly existing under the laws of the PRC and is licensed to engage in the business of the information provision service including national license for value added telecommunication services.

          3.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable
and  effective  laws  or   contracts.

          3.2.3  Once  the  Agreement has been duly executed by both parties, it
will  constitute  a  legal, valid and binding agreement of Party   B enforceable
against  it  in  accordance  with  its  terms  upon  its   execution.






4.  CONFIDENTIALITY

     4.1 Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A's confidential data and information acknowledged or received by Party B by accepting the exclusive consulting and services from Party A (collectively the "Confidential Information"). Party B shall not disclose or transfer any Confidential Information to any third party without Party A's prior written consent. Upon termination or expiration of this
Agreement, Party B shall, at Party A's option, return all and any documents, information or software contained any of such Confidential Information to Party A or destroy it delete all of such Confidential Information from any memory devices, and cease to use them.

     4.2 Section 4.1 shall survive after any amendment, expiration or termination of this Agreement.

5.  EFFECTIVE  DATE  AND  TERM

     5.1 This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is one year, unless earlier terminated as set forth in this Agreement.

     5.2 This Agreement may be extended only if both parties give their written consent of the extension of this Agreement before the expiration of this Agreement. However, both parties shall, through negotiations, determine the extension term.

     6.  TERMINATION

     6.1  Termination  on  Expiration.

 This Agreement shall expire on the date due unless this Agreement is extended as set forth above.

     6.2 Early Termination. Party A may terminate this Agreement at any time with a written notice to Party B 30 days before such termination if the termination does not violate the contract between Sanjinyutong and China Unicom, or Party A has resolved all possible outcomes with China Unicom and Party B resulting from the early termination. Party B should assist Part A to complete transferring of business and financial information within 3 months before both parties decide to terminate the cooperation.

     6.3 Survival. Article 4 shall survive after the termination or expiration of this Agreement.



7.  SETTLEMENT  OF  DISPUTES

     The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Shanghai. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.


8.  FORCE  MAJEURE

     8.1 Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected party who is claiming to be not liable to its failure of fulfilling this Agreement by Force Majeure shall inform the other party, without delay, of the approaches of the performance of this Agreement by the affected party.

     8.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effect of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

9.  NOTICES

 Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

          Party  A
          Navitone  Technologies  China,  Inc
          Liantong  Building,  6  floor.
          696  Songtao  Road,
          Shanghai  201203,  China

          Party  B:
          Beijing  Sanjinyutong  Telecommunication  Equipment  CO.,  LTD
          Jiahao  International  Center,  Building  A,  Room  511,
          116  Zizhuyuan  Roand
          Beijing,  China


10.  NO  ASSIGNMENT  OR  SUBLICENSE  BY  THE  LICENSEE

Party B may not assign its rights or obligations under this Agreement to any third party without the prior written consent of Party A.




11.   SEVERABILITY

     Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

12.  AMENDMENT  AND  SUPPLEMENT

 Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

13.  GOVERNING  LAW

 This Agreement shall be governed by and construed in accordance with the PRC laws.

14.  APPENDICES


     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.


Beijing  Sanjinyutong  Telecommunication  Equipment  CO.,  LTD



Representative:


Navitone  Technologies  China,  Inc



Representative:

APPENDIX  1:  THE  LIST  OF  TECHNICAL  CONSULTING  AND  SERVICES

Full operation of Mobile Resource Management project with China Unicom design and implementation of the integrated structure of the network of the website, including the installation of the server system and 24 hours' daily maintenances each week Responsible for hardware and software set up and purchase Responsible for all operation cost Part A will use its own facilities for the consulting and service Any cost arising from the operation will charge to Part A.

APPENDIX 2: CALCULATION AND PAYMENT OF THE FEE FOR TECHNICAL CONSULTING AND SERVICES

1. Under this agreement, Party B will be responsible for settling the accounts with China Unicom.
2.     China  Unicom  will  pay  Party  B  for  the  MRM  business.
3. Party B will pay 95% of after tax service income from Unicom to Party A. In case that there is payment to the third party, Party A may adjust the percentage of payment, and have Party B pay to the third party directly.
4. Party A will reimburse Party B for any public relation's expenses related to the MRM business, but Party B needs to get the agreement in writing from Party A in advance in order to get the reimbursement.
5. China Unicom will post the MRM business on its SP web-site every month, and it is Party A's responsibility to check and notify Party B for any mistake. Party B will need to check with China Unicom, and if the statistics error does not exceed 5%, then will subject to China Unicom's statistics. And if the statistics error exceeds 5%, then it's Party B's responsibility to notify China Unicom to check.
6. After received the MRM business statement from China Unicom , Party B will check with Party A within 5 days, and Party A will confirm the statement within 2 days and provide a receipt to Party B. Party B will then transfer the money to Party A's account after China Unicom pay the money to Party B within 5 days.

Beijing  Sanjinyutong  Telecommunication  Equipment  CO.,  LTD

__________________________________________
By:

Navitone  Technologies  China,  Inc
-----------------------------------

 By:


















                                  Exhibit 10(d)

                            CLIENT SERVICE AGREEMENT

     AGREEMENT made this 10th day of October 2005, by and between Navitone Technologies Inc. ("the Client") and PR Financial Marketing, LLC. and its affiliates (PRF).

WITNESSETH  THAT:

     WHEREAS, PRF is a management, financial and marketing consulting firm specializing in assisting publicly traded companies design, implement and monitor strategies to increase investor awareness, and

     WHEREAS, the Client is a publicly held Client with their common stock trading on one or more stock exchanges and/or over the counter", and

     WHEREAS, the Client desires to publicize themselves with the intention of making their name and business better known to the public at large including, brokerage houses and industry professionals, and

     WHEREAS,  PRF  is  willing  to  accept  the  Client  as  a  client.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

Engagement. The Client hereby engages PRF, commencing October ~0th, 2005 to enhance public awareness of the Client specifically in regard to brokers, prospective investors and shareholders under the Investor Awareness Program ("IAP") the activities of which are described below, PRF hereby accepts the Client as a client from and after October 10th, 2005 for a period of 36 months. PRF agrees to work with the Client under the IAP, but subject to the thither provisions of this Agreement. The Client has the option to cancel the agreement at any time during the contract period, with 60 days written notice to PRY. All fees and expenses due at cancellation and through the 60 days notice in accordance with the agreement will be paid to PRF by Client. Fees related to what should be paid during the 60-day notice period will be paid on a per diem percentage.

1. PR Financial Marketing, LLC's Investor Awareness Program will commence with PREs preparation of a milestone schedule and calendar reviewed with, and subject to, the approval of the Client. This specific schedule, subject to change, will be provided on an ongoing or quarterly basis.
2. PRF will, on a daily basis, be in contact with investors, brokers and find managers in constant effort to generate investors.
3. PRF will conduct meetings and presentations with its in-house database of financial professionals that will feature the Client as an investment opportunity.
4. PRF Will consult with the Client's in-house IR/PR staff as to coordination of efforts during the IAP.
5. PRF will help design, develop and write all future financial marketing material to be used with this campaign.

Compensation and Expenses. In consideration of the services to be performed by PRF in connection with the set-vices provided, and as may otherwise be herein provided, the Client agrees to pay PRF the following compensation:

(A) For services, the Client agrees to pay a monthly fee in accordance with the schedule below:

1)     $2,500  month
2)     $3,500  month  2
3)     $4,500  month  3
4)     $5,000  month  4  and  for  the  remainder  of  the  contract.

Payment  is  due  the  first  day  of  every  month.

(B)The Client will also issue to PRF, stock options affording PRF the right to a total of no more than 300,000 common shares of the Client upon written exercise of said option(s) by PRF. The option(s) shall be exercisable at a price per share equal to the closing bid price of the stock on the date this Agreement is first executed by both Parties. The option(s) afforded to PRF shall expire after a duration of three (3) years from the date of execution of this Agreement.

The  option(s)  are  further  subject  to  the  following  provisions:

1)100,000 shares shall be available to PRF pursuant to the exercise of the option(s) upon the date of execution of this Agreement.

2) The remaining 200,000 shares will be issued per the option(s) schedule listed below following the initial three (3) month period of the contract assuming this Agreement is not otherwise terminated before then,

Option(s)  Vesting  Schedule:

1)     Month  4  day  1:  50,000  options
2)     Month  7  day  1:  50,000  options
3)     Month  10  day  1:  50,000  options
4)     Month  13  day  1:  50,000  options

3) Any issuance of securities by the Client to PRF must conform with the rules and regulations as promulgated under the Securities Act of 1933, as amended.

     (C) Any extraordinary or out of pocket expenses by PRF will be reimbursed by the Client, however, any out of pocket expense above $500 per month must first be approved by the Client.


Representations and Warranties of the Client. The Client represents and warrants to PRF, each such representation and warranty being deemed to be material, that:

L The Client will cooperate (fully and timely with PRF to enable PRF to perform its obligations;
2. The execution and performance of this Agreement by the Client has been duly authorized by the Client;
3 The performance by the Client of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Client or any contractual obligation by which the Client may be bound;

Representations and Warranties of PRY. PRF represents and warrants to the Client, each such representation and warranty being deemed to be material, that:

I. PRF will cooperate fully and timely with the Client to enable the Client to perform its obligations;

2. The performance by PRF of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provision of the organizational documents of PRF or any contractual obligation by which PRF may be bound;

3. PRF will not disseminate any written communication to the public about the Client without the Client's review and written approval of each communication, PRF will be liable for any written information about the Client that is not approved by the Client.

4. PRF will not misrepresent any information which it disseminates about the Client, provided, however, that PRF shall not be liable for inaccuracies in any information provided to PRF by the Client or any other sources upon which PRF reasonably relies and from which the information is obtained, and;

S. PRF believes that the Client's performance under this Agreement will not constitute any violation of the laws or regulations of the State of Texas wherein PRF is organized and operates, and hereby undertakes to noti1~' the Client immediately if PRF is notified in writing at any time while it is rendering services under this

Agreement that such performance by the Client under this Agreement would constitute a violation of the laws or regulations of the State of Texas.

6. PRF shall not engage in any acts constituting violations of state or federal securities I aw which acts are directly or indirectly related to Client or the common stock of Client as issued to PRF pursuant to the compensatory arrangement specified herein. PRF warrant that it has retuned competent legal counsel is otherwise sufficiently familiar with securities laws such that any act PRF anticipates it may undertake in the performance of the Agreement will not constitute a violation of said laws.

DISCLAIMER BY PRF. PRF MAY BE THE PREPARER OR DISTRIBUTOR OF CERTAIN ADVERTISING MATERIALS. PRF MAKES NO REPRESENTATION THAT (A) ITS SERVICES WILL RESULT IN ANY ENHANCEMENT TO THE CLIENT, (B) THE PRICE OF THE CLIENT'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE CLIENT OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE CLIENT.

Confidentiality. Until such time as the same may become publicly known, PRF agrees that any information provided to it by the Client of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon the written request of the Client, any original documentation provided by the Client will be returned to it

Miscellaneous

1. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Nevada where Navitone has been organized and this Agreement has been deemed accepted by Client.

2. Currency. References to dollars shall be deemed to be United States Dollars unless otherwise specified.

3. Severability. If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision, to the extent invalid, illegal or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and this Agreement shall be construed as if such provision had never been contained herein.

     Executed  as  a  sealed  instrument  as  of  October  10  2005.

By:  /s/  Michael  Zuliani     By:/s/  James  H.  Blackman
Navitone  Technologies  Inc.     PR  Financial  Marketing,  LLC
Duly  Authorized                                    Duly  Authorized